POWER OF ATTORNEY
The undersigned hereby authorizes each of L. F. Varon, K. W. Fizer and S. K. Lee, with full power to act alone, to file one or more beneficial ownership reports on behalf of the undersigned disclosing the undersigned's beneficial ownership of securities of Xerox Corporation, and amendments thereto, pursuant to the requirements of the Securities Exchange Act of 1934, as amended, which reports and amendments shall contain such information as either L. F. Varon, K. W. Fizer or S. K. Lee deems appropriate. The undersigned hereby appoints each of
 L. F. Varon, K. W. Fizer and S. K. Lee as attorneys-in-fact, with full powers to act alone, to execute such
 Forms and any and all amendments thereto in the name and on behalf of the undersigned and to file with the
 Securities and Exchange Commission a form of this Power of Attorney, hereby granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever that said attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned might or could do personally.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 27th day of January 2004.
/s/ Christina E. Clayton